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                                                                 EXHIBIT 10.18.3


                             THIRD AMENDMENT TO THE

                                 PROMISSORY NOTE

This THIRD AMENDMENT ("Amendment") dated as of January 1, 2002, by WFS FINANCIAL INC, a California corporation ("WFS"), and WESTERN FINANCIAL BANK, formerly known as Western Financial Bank, F.S.B. ("WFB") amends the PROMISSORY NOTE ("Note") executed by WFS in favor of WFB on August 1, 1997. Capitalized terms not defined herein shall have the same meaning as defined in the Note.

The Note is hereby amended to:

1.      Increase the principal amount from $67,500,000 to $150,000,000;

2.      Decrease the rate of interest on the Note from 9.420% to 8.875%; and

3. Amend the scheduled payment of Principal such that Principal shall now be all due and payable on or before August 1, 2007 (the "Maturity"), except that, notwithstanding anything to the contrary, WFB shall have the exclusive option to require WFS to pay all or part of the Principal at any time from the date hereof to the Maturity.

Except as specifically amended herein, all terms and conditions of the Note shall remain in full force and effect.

Wherefore, WFS and WFB have caused this Amendment to be executed and delivered by its duly authorized signatory as of the date first set forth above.

WFS FINANCIAL INC


By:
     ---------------------------
     Thomas A. Wolfe

Its: President

WESTERN FINANCIAL BANK


By:
     ---------------------------
     J. Keith Palmer

Its: SVP & Treasurer